UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 17, 2005
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 17, 2005, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), approved acceleration of the vesting of certain unvested and “out-of-the-money” stock options outstanding under the Company’s equity incentive plans that have exercise prices per share of $14.62 or higher. Options to purchase 1,767,741 shares of the Company’s common stock became exercisable immediately. Options held by directors and executive officers were included in the vesting acceleration. Under the recently revised Financial Accounting Standards Board Statement No. 123, “Share-Based Payment,” the Company will apply the expense recognition provisions relating to stock options beginning in the first quarter of 2006. Subject to certain assumptions, including the continued employment of the affected optionees, as a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $1,584,830 in 2006, $1,220,476 in 2007, $563,871 in 2008 and $67,115 in 2009 on an after-tax basis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
	By:	/s/ James E. Kline
		Name:	James E. Kline
Date: November 22, 2005		Title:	Vice President, General Counsel and Secretary

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